Exhibit 10.115
EXECUTION VERSION
PLEDGE AGREEMENT
     PLEDGE AGREEMENT (this “Agreement”) dated as of March 3, 2008, among Lam Research Corporation, a Delaware corporation (“Pledgor”), and ABN AMRO Bank N.V., individually and in its capacity as Administrative Agent for the Lenders under the Credit Agreement referred to below (“Pledgee”).
W I T N E S S T H:
     WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Pledgor, Pledgee and the Lenders signatory thereto (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed to make term loans (the “Loans”) to Pledgor;
     WHEREAS, in order to induce Pledgee and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans as provided for in the Credit Agreement, Pledgor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. All other terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.
     2. GRANT OF SECURITY INTEREST. Pledgor hereby irrevocably and unconditionally grants a security interest in, a lien upon and the right of set-off against, and assigns and transfers to Pledgee all property referred to in Exhibit A attached hereto and incorporated herein, as hereafter amended or supplemented from time to time (the “Collateral”).
     3. SECURED OBLIGATIONS. The Collateral secures and will secure all Secured Obligations.
     4. PLEDGOR’S COVENANTS, REPRESENTATIONS AND WARRANTIES. Pledgor covenants, represents and warrants that unless compliance is waived by Pledgee in writing:
     (a) Pledgor is the legal and beneficial owner of all the Collateral free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Pledgee, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary, except the security interest of Pledgee.

     (b) Pledgor shall, at Pledgor’s expense, take all actions necessary or advisable from time to time to maintain the first priority and perfection of the security interest of Pledgee in the Collateral and shall not take any actions that would alter, impair or eliminate said priority or perfection.
     (c) Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Pledgor to do so, Pledgee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.
     (d) Pledgor’s exact legal name is correctly set forth on the signature page hereof. Pledgor will notify Pledgee in writing at least 30 days prior to any change in Pledgor’s name or identity.
     (e) Pledgor’s chief executive office is, and has been for the four-month period preceding the date hereof (or, if less, the entire period of the existence of Pledgor) located, in the state specified on the signature page hereof. In addition, Pledgor is an organization of the type and (if an unregistered entity), is incorporated in or organized under the laws of the state specified on such signature page. Pledgor shall give Pledgee at least thirty (30) days notice before changing the location of its residence or its chief executive office, type of organization, business structure or state of incorporation or organization.
     (f) Pledgor’s organizational identification number, if any, assigned by its state of incorporation or organization is correctly set forth on the signature page hereof. Pledgor shall promptly notify Pledgee (i) of any change of its organizational identification number, or (ii) if Pledgor does not have an organizational identification number and later obtains one, of such organizational identification number.
     5. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING EQUITY SECURITIES COLLATERAL. Pledgor hereby represents, warrants and covenants the following with respect to any equity securities comprising any or all of the Collateral (the “Equity Securities”) and covenants and agrees to promptly notify Pledgee in writing in the event that any of the foregoing representations and warranties is no longer true and correct:
     (a) The Equity Securities have been duly authorized and validly issued and are fully paid and non-assessable.
     (b) There are no restrictions on the pledge of the Equity Securities by Pledgor to Pledgee nor on the sale of the Equity Securities by Pledgor or Pledgee (whether pursuant to securities laws or regulations or any shareholder, lock-up or other similar agreement or insider trading rules of the issuer).
     (c) The Equity Securities are freely and fully marketable by Pledgor or Pledgee as pledgee, without regard to any holding period, manner of sale, volume limitation, public information or notice requirement, subject to applicable securities laws or regulations.
     6. PLEDGEE APPOINTED ATTORNEY IN FACT. Pledgor authorizes and irrevocably appoints Pledgee as Pledgor’s true and lawful attorney-in-fact with full power of substitution to take any action and execute or otherwise authenticate any record or other documentation that Pledgee considers necessary or advisable to accomplish the purposes of this Agreement, including but not limited to, the following actions: (a) following and during the continuance of an Event of Default, to endorse, receive, accept and collect all checks, drafts, other payment orders and instruments representing or included in the Collateral or representing any payment, dividend or distribution relating to any Collateral or to take any other action to enforce, collect or compromise any of the Collateral; (b) to transfer any Collateral (including converting physical certificates to book-entry holdings) into the name of Pledgee or its nominee or any broker-dealer (which may be an affiliate of Pledgee) and to execute any control agreement covering any Collateral on Pledgor’s behalf and as attorney-in-fact for Pledgor, in each case, in order to perfect Pledgee’s first priority and continuing security interest in the Collateral and in order to provide Pledgee with control of the Collateral, and Pledgor’s signature on this Agreement or other authentication of this Agreement shall constitute an irrevocable direction by Pledgor to any bank, custodian, broker dealer, any other securities intermediary or commodity intermediary holding any Collateral or any issuer of any letters of credit to comply with any instructions or entitlement orders, of Pledgee without further consent of Pledgor; (c) to participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith Pledgee may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the Collateral shall be applied to the Secured Obligations or held by Pledgee thereafter as Collateral pursuant to the provisions hereof; (d) to exercise any right, privilege or option pertaining to any Collateral, but Pledgee has no obligation to do so; (e) to file any claims, take any actions or institute any proceedings which Pledgee determines to be necessary or appropriate to collect or preserve the Collateral or to enforce Pledgee’s rights with respect to the Collateral; (f) to execute in the name or otherwise authenticate on behalf of Pledgor any record reasonably believed necessary or appropriate by Pledgee for compliance with laws, rules or regulations applicable to any Collateral, or in connection with exercising Pledgee’s rights under this Agreement; (g) to file any financing statement relating to this Agreement electronically, and Pledgee’s transmission of Pledgor’s signature on and authentication of the financing statement shall constitute Pledgor’s signature on and authentication of the financing statement; (h) to make any compromise or settlement it deems desirable or proper with reference to the Collateral; (i) to do and take any and all actions with respect to the Collateral and to perform any of Pledgor’s obligations under this Agreement; and (j) to execute any documentation reasonably believed necessary by Pledgee for compliance with any restrictions, laws, rules or regulations applicable to any Collateral hereunder that constitutes restricted or control securities under the securities laws. The foregoing appointments are irrevocable and coupled with an interest and shall survive the death or disability of Pledgor and shall not be revoked without Pledgee’s written consent. To the extent permitted by law, Pledgor hereby ratifies all said attorney-in-fact shall lawfully do by virtue hereof.
     7. VOTING RIGHTS.
     (a) Subject to subsection (b) below, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any document or agreement executed in connection herewith.
     (b) Upon the occurrence and during the continuance of an Event of Default, at the option of Pledgee exercised in a writing sent to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection (a) above shall cease, and Pledgee shall thereupon have the sole right to exercise such voting and other consensual rights.
     8. EVENTS OF DEFAULT; REMEDIES.
     (a) Any one or more of the following shall be a default hereunder (each an, “Event of Default”):
     (i) Any Event of Default occurs under the Credit Agreement.
     (ii) Any control agreement covering any Collateral is breached, or any party to such control agreement terminates or notifies Pledgee or Pledgor of its intention to terminate the control agreement or denies the enforceability of the control agreement.
     (iii) Any involuntary lien of any kind or character attaches to any of the Collateral.
     (b) If an Event of Default occurs, Pledgee may do any one or more of the following:
     (i) Declare any Secured Obligations immediately due and payable, without notice or demand.
     (ii) Exercise as to any or all of the Collateral all the rights, powers and remedies of an owner, subject to the Section 7 hereof.
     (iii) Enforce the security interest given hereunder pursuant to the UCC and any other applicable law.
     (iv) Sell all or any part of the Collateral at public or private sale in accordance with the UCC, without advertisement, in such manner and order as Pledgee may elect. Pledgee may purchase the Collateral for its own account at any such sale. Pledgee shall give Pledgor such notice of any public or private sale as may be required by the UCC, provided that to the extent notice of any such sale is required by the UCC or other applicable law, Pledgor agrees that at least 10 days notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and provided further that, if Pledgee fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC or other applicable law. Pledgor acknowledges that Collateral may be sold at a loss to Pledgor, and that, in such event, Pledgee shall have no liability or responsibility to Pledgor for such loss. Pledgor further acknowledges that a private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall, to the extent permitted by applicable law, be deemed not to be “commercially reasonable” solely as a result of such prices and other sale terms. Upon any such sale, Pledgee shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted.
Without limiting any other rights and remedies available to Pledgee, Pledgor expressly acknowledges and agrees that with respect to Collateral consisting of notes, bonds or other securities which are not sold on a recognized market, Pledgee shall be deemed to have conducted a commercially reasonable sale of such Collateral if (a) such sale is conducted by any nationally recognized broker-dealer (including any affiliate of Pledgee), investment banker or any other method common in the securities industry, and (b) if the purchaser is Pledgee or any affiliate of Pledgee, the sale price received by Pledgee in connection with such sale is reasonably supported by quotations received from one or more other nationally recognized broker-dealers, investment bankers or other financial institutions.
     (v) Enforce the security interest of Pledgee in any deposit account which is part of the Collateral by applying such account to the Secured Obligations.
     (vi) Exercise any other remedy provided under this Agreement or by any applicable law.
     (vii) Comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.
     (viii) Sell the Collateral without giving any warranties as to the Collateral. Pledgee may specifically disclaim any warranties of title or the like. This procedure will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.
All cash proceeds received by or on behalf of Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, following the payment of the fees and expenses of Pledgee, be held by Pledgee as collateral for, and/or then or at any time thereafter applied in whole or in part by Pledgee to, the Secured Obligations in such order as Pledgee may elect. Any surplus of such cash or cash proceeds held by or on behalf of Pledgee and remaining after payment in full of all the Secured Obligations shall be paid to Pledgor. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section are insufficient to cover the costs and expenses of such realization and the payment in full of all Secured Obligations, Pledgor shall remain liable for any deficiency to the extent Pledgor are obligated therefor under the other documents executed in connection with the Secured Obligations and this Agreement.
     9. RIGHT TO CURE; LIMITATION ON PLEDGEE’S DUTIES. If Pledgor fails to perform any agreement contained herein, Pledgee may perform or cause performance of such agreement and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor under Section 13. Any powers conferred on Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Pledgee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Pledgee accords its own property, it being understood that Pledgee shall not have any responsibility for (a) ascertaining, exercising or taking other action or giving Pledgor notice with respect to subscription rights, calls, conversions, exchanges, maturities, lenders or other matters relative to any Collateral, whether or not Pledgee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Pledgee shall not be liable for any loss to the Collateral resulting from acts of God, war, civil commotion, fire, earthquake, or other disaster or for any other loss or damage to the Collateral except to the extent such loss is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from Pledgee’s gross negligence or willful misconduct.
     10. WAIVERS. Pledgee shall be under no duty or obligation whatsoever and Pledgor waives any right to require Pledgee to (i) make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Pledgee as Collateral, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part the Secured Obligations, (ii) proceed against any person or entity, (iii) proceed against or exhaust any collateral, or (iv) pursue any other remedy in Pledgee’s power; and Pledgor waives any defense arising by reason of any disability or other defense of Pledgor or any other person, or by reason of the cessation from any cause whatsoever of the liability of Pledgor or any other person. Until the Secured Obligations is paid in full, Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Agreement, and Pledgor waives any right to enforce any remedy which Pledgee now has or may hereafter have against Pledgor or against any other person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Pledgee.
     11. TRANSFER, DELIVERY AND RETURN OF COLLATERAL.
     (a) Pledgor shall immediately deliver or cause to be delivered to Pledgee (or the Securities Intermediary, if any) (i) any certificates or instruments now or hereafter representing or evidencing Collateral and such certificates and instruments shall be in suitable form for transfer without restriction or stop order by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form and substance satisfactory to Pledgee, and (ii) following and during the continuance of an Event of Default, in the same form as received (with any necessary endorsement), all dividends and other distributions paid or payable in cash in respect of any Collateral and any such amounts, if received by Pledgor, shall be received in trust for the benefit of Pledgee and be segregated from the other property or funds of Pledgor.
     (b) Pledgee may at any time deliver the Collateral or any part thereof to Pledgor and the receipt by Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor.
     (c) Upon the transfer of all or any part of the Secured Obligations, Pledgee may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such Collateral so transferred; but with respect to any Collateral not so transferred Pledgee shall retain all rights and powers hereby given. Pledgor agrees that Pledgee may disclose to any prospective purchaser or transferee and any purchaser or transferee of all or part of the Secured Obligations any and all information in Pledgee’s possession concerning Pledgor, this Agreement and the Collateral.
     12. CONTINUING AGREEMENT AND POWERS.
     (a) This is a continuing Agreement and all the rights, powers and remedies hereunder shall, unless otherwise limited herein, apply to all past, present and future Secured Obligations of Pledgor to Pledgee, including that arising under successive transactions which shall either continue the Secured Obligations, increase or decrease it, or from time to time create new Secured Obligations after all or any prior Secured Obligations has been satisfied, and notwithstanding the death, incapacity, cessation of business, dissolution or bankruptcy of Pledgor, or any other event or proceeding affecting Pledgor.
     (b) Until all Secured Obligations shall have been paid in full and Pledgee shall have no obligation to extend credit to Pledgor, the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at the time specified hereunder irrespective of the fact that the Secured Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased. Pledgor waives the benefit of any statute of limitations as applied to this Agreement.
     13. COSTS. All advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Pledgee in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, and including the charges and expenses of Pledgee’s custody unit, shall become a part of the Secured Obligations secured hereunder and shall be paid to Pledgee by Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Secured Obligations secured by this Agreement (or, if there is no such interest rate, at the maximum interest rate permitted by law for interest on judgments). Such costs and attorneys’ fees shall include the allocated cost of in-house counsel to the extent permitted by law.

     14. NOTICES. Unless otherwise provided or agreed to herein or required by law, notice and communications provided for in this Agreement shall be in writing and shall be mailed, telecopied or delivered to Pledgor to the address or facsimile number for notices as determined in the Credit Agreement or at such other address or facsimile number as shall be designated by Pledgor in a written notice to Pledgee at the address for notices set forth for Pledgee in the Credit Agreement. Notices and other communications sent shall be effective as of the times specified in the Credit Agreement.
     15. INDEMNITY. Pledgor shall indemnify, hold harmless and defend Pledgee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, and legal fees and damages arising from their execution of or performance under this Agreement or any control agreement executed by Pledgee in connection with the Collateral, except to the extent that such claim, action, obligation, liability or expense is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified person. This indemnification shall survive the termination of this Agreement.
     16. JUDGMENT CURRENCY. If a judgment or order is rendered by any court, tribunal or arbitration panel for the payment of any amounts owing to Pledgee under this Agreement or for the payment of damages in respect of any breach of this Agreement or any provision or term thereof and such judgment or order is expressed in currency (“Judgment Currency”) other than United States dollars, Pledgor agrees notwithstanding any such judgment or order, to indemnify and hold harmless Pledgee against any deficiency in United States dollars in the amounts received by Pledgee arising or resulting from any variation between (i) the rate of exchange at which United States dollars are converted into Judgment Currency for the purpose of the judgment or order, and (ii) the rate of exchange at which Pledgee is able to purchase United States dollars with the amount of Judgment Currency actually received by Pledgee. The above indemnity constitutes a separate and independent obligation of Pledgor from its other obligations under this Agreement and applies irrespective of any indulgence granted by Pledgee. No proof or evidence of any actual loss shall be required to be provided by Pledgee. The term “rate of exchange” shall include any premiums, taxes and costs of exchange payable in connection with the purchase of or conversion into the relevant currency and shall be determined by Pledgee in accordance with its normal procedures.
     17. MISCELLANEOUS.
     (a) This Agreement (i) may be waived, altered, modified or amended only by an instrument in writing, duly executed by the party or parties sought to be charged or bound thereby, and (ii) may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Any waiver, express or implied, of any provision hereof and any delay or failure by Pledgee to enforce any provision shall not preclude Pledgee from enforcing any such provision thereafter.

     (b) Pledgor hereby irrevocably authorizes Pledgee to file one or more financing statements describing all or part of the Collateral, and continuation statements, or amendments thereto, relative to all or part of the Collateral as authorized by applicable law. Such financing statements, continuation statements and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Pledgor is an organization, the type of organization and any organizational identification number issued to Pledgor. Pledgor agrees to furnish any such information to Pledgee promptly upon request. Pledgor also ratifies its authorization for Pledgee to have filed any initial financing statement or amendments thereto filed prior to the date hereof.
     (c) From time to time, Pledgor shall, at the request of Pledgee, execute such other agreements, documents or instruments or take any other actions in connection with this Agreement as Pledgee may reasonably deem necessary to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to Pledgee herein, but their failure to do so shall not limit or affect any security interest or any other rights of Pledgee in and to the Collateral. Pledgor will execute and deliver to Pledgee any stock powers, instructions to any securities intermediary, issuer or transfer agent, proxies, or any other documents of transfer that Pledgee requests in order to perfect, obtain control or otherwise protect Pledgee’s security interest in the Collateral or to effect Pledgee’s rights under this Agreement. Such powers or documents may be executed in blank or completed prior to execution, as requested by Pledgee.
     (d) This Agreement shall be governed by and construed according to internal laws of the State of California, to the jurisdiction of which the parties hereto submit, except as otherwise required by mandatory provisions of law and except to the extent that remedies are governed by the laws of any other jurisdiction.
     (e) Any term used or defined in the UCC and not defined herein has the meaning given to the term in the UCC, when used in this Agreement.
     (f) This Agreement shall benefit Pledgee’s successors and assigns and shall bind Pledgor’s successors and assigns, except that Pledgor may not assign its rights and obligations under this Agreement. This Agreement shall bind all parties who become bound as a Loan Party with respect to the Secured Obligations.
     (g) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.
     (h) In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and all obligations and undertakings hereunder of such parties are joint and several.

     (i) The illegality, invalidity or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality, validity or enforceability of the remaining provisions of this Agreement.
     (j) This Agreement and any other documents executed or delivered in connection herewith constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction.
     18. Final Agreement. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties have executed this Pledge Agreement by their duly authorized officer(s) as of the date and year first above written, intending to be legally bound.

PLEDGEE:

ABN AMRO BANK N.V., individually and as
Administrative Agent

	By:	/s/ Sarabelle Hitchner

Name: Sarabelle Hitchner
Title: Senior Vice President

	By:	/s/ Kathryn Schutz

Name: Kathryn Schutz
Title: Assistant Vice President

PLEDGOR:

LAM RESEARCH CORPORATION

	By:	/s/ Roch LeBlanc

Name: Roch LeBlanc
Title: Treasurer

Pledgor’s type and state of organization:	Pledgor’s organizational identification number:

Delaware corporation	Delaware file number: 4228688
[Signature Page to Pledge Agreement]

EXHIBIT A TO PLEDGE AGREEMENT
DESCRIPTION OF COLLATERAL
     Equity Securities

		Number of
Issuer	Class	Shares	Certificate Numbers
Lam Research International B.V.	Ordinary Stock	24	Uncertificated

Bullen Semiconductor Corporation	Common Stock	1,000	CS-1
     The Collateral includes all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Pledgor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles; provided, however, that in no event shall the pledge of shares in Lam Research International B.V. exceed 65% of the total shares outstanding.
     This Exhibit A is dated                     , 2008.
     ☐      If this box is checked, this Exhibit A replaces a prior Exhibit A [Each replacement Exhibit A should list all Collateral subject to the Pledge Agreement as of the effective date of replacement on a cumulative basis.]

ABN AMRO BANK N.V., individually and as Administrative Agent	LAM RESEARCH CORPORATION

By	By
Printed Name	Printed Name
Title	Title